Exhibit 3(i)

RESTATED CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 807 of the Business Corporation Law

of the State of New York

Filed By:

Royer Cooper Cohen Braunfeld LLC

Two Logan Square

100 N. 18th Street, Suite 710

Philadelphia, PA 19103

RESTATED CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 807 of the Business Corporation Law

of the State of New York

Pursuant to the provisions of Section 807 of the Business Corporation Law, the undersigned, being an authorized officer of the corporation, hereby certifies:

FIRST:            The name of the Corporation is Repro Med Systems, Inc.

SECOND:       The Certificate of Incorporation was filed with the Department of State of the State of New York on the 24th day of March 1980.  The name under which it was formed is Repro Med Systems, Inc.

THIRD:           That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

A.        Paragraph THIRD of the Certificate of Incorporation is hereby amended to read as follows:

(a)        THIRD: The office of the Corporation is to be located in the City of Chester, County of Orange, State of New York.

FOURTH:       That the amendment to the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors.

As amended the Restated Certificate of Incorporation of the Corporation shall read as follows:

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 402 of the Business Corporation Law

of the State of New York

We, the undersigned, in order to amend and restate the provisions of the Certificate of Incorporation pursuant to the Business Corporation Law of the State of New York, certify as follows:

FIRST:            The name of the Corporation is Repro Med Systems, Inc.

SECOND:       The Corporation is formed for the following purposes:

To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture  under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)        inventions, devices, formulae, processes, and any improvements and modifications thereof:

(b)        letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)        franchises, licenses, grants and concessions.

To create, devise, invent, manufacture, install, remove, repair, inspect, report upon, buy, sell, handle and deal in, machinery, plants, apparatus, appliances, accessories, equipment, supplies, means and materials, of all kinds, relating to medical and surgical procedures and purposes.

To design, procure patents or licenses for the manufacture, and to manufacture, sell, buy, import and export medical and surgical devices and apparatus of all kinds whatsoever.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates, or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation or control with or to others and in furtherance of the purposes of the corporation to be an incorporator, promoter or manager or other corporations of any type or kind.

In furtherance of the purposes of the corporation, to pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement benefit, incentive and commission plans, trusts and provisions for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers and employees of its subsidiaries or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation ins such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts of things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations to exercise all of the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

The business or purpose of the corporation is from time to time to do any one or  more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of New York, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of New York now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law.

THIRD:           The office of the Corporation is to be located in the City of Chester, County of Orange, State of New York.

FOURTH:       The total number of shares of all classes of stock which the corporation shall have the authority to issue is SEVENTY SEVEN MILLION (77,000,000) shares, of which SEVENTY FIVE MILLION (75,000,000) shares shall be shares of Common Stock (the “Common Stock”) of the par value of ONE CENT($.01) per share and TWO MILLION

($2,000,000) shares shall be shares of Preferred Stock (the “Preferred Stock”) of the par value of ONE CENT ($.01) per share.

A.        Rights, Preferences and Limitations.  Shares of the Preferred Stock may be issued from time to time in one or more series as may, from time to time, be determined by the Board of Directors of the Corporation.  Each series shall be distinctly designated.  All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative.  The relative preferences, participating, optional and other special rights in each such series,, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding.  The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional, and other special rights and limitations thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(a)        the distinctive designation of, and the number of shares of, the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b)        the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, on such dividend to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative, partially cumulative, or non-cumulative;

(c)        the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

(d)        whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(e)        the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;

(f)        the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(g)        the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, including the right, voting as a series by itself or together with other series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, (ii) to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or upon such other circumstances and upon such conditions as the Board of Directors may fix.

B.        Other Provisions.  (1) The relative preferences, rights, and limitations of each series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case, be as fixed, from time to time, by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are, from time to time, outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

(2)       Subject to the provisions of subparagraph (1) of this paragraph (B), shares of any series of Preferred Stock may be issued, from time to time, as the Board of Directors shall determine and on such terms and for such consideration, as shall be fixed by the Board of Directors.

FIFTH:            No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

SIXTH:           The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The service of process address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

24 Carpenter Road

Chester, New York 10918

SEVENTH:     Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

EIGHTH:        No director shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except that the foregoing shall not eliminate or limit liability where such liability is imposed under the New York Business Corporation Law.

NINTH:           To the maximum extent permitted by the laws of the State of New York and the federal securities laws, the corporation shall indemnify and, upon request, shall advance expenses to any director or officer made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation), by reason of the fact that he or she was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

TENTH:          Any action that may be taken at a meeting of shareholders may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

[signature page follows]

IN WITNESS WHEREOF, I hereunto sign my name this ____ day of ____________, 2019.

_________________________________

Donald B. Pettigrew, President and Chief Executive Officer